KEY ENERGY SERVICES 13 WEEK CASH FORECAST August 22, 2016 Exhibit 99.2

Statement of limitations This document was prepared as part of an on-going engagement between Key Energy Services and its subsidiaries and affiliates and their respective assigns and successors (joint and severally, “Key Energy” or the “Company”) and Alvarez & Marsal North America, LLC (“A&M”) under the engagement letter dated May 5, 2016. This document is confidential and is intended only for the use of the person(s) to whom it is presented. It may not be reproduced (in whole or in part) nor may its contents be divulged to any other person without the prior written consent of Key Energy and A&M. Future results are not possible to predict. Opinions and estimates offered in this presentation constitute our judgment and are subject to change without notice, as are statements about market trends, which are based on current market conditions. This document includes forward-looking statements that represent our opinions, expectations, beliefs, intentions, estimates or strategies regarding the future, which may not be realized. These statements may be identified by the use of words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “should,” “seek,” and similar expressions. The forward-looking statements reflect our views and assumptions with respect to future events as of the date of this document and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those described by such statements due to various factors that are beyond our ability to control or predict. Given these uncertainties, you should not place undue reliance on the forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We believe the information provided herein is reliable, as of the date hereof, but do not warrant its accuracy or completeness. In preparing these materials, we have relied upon and assumed, without independent verification, the accuracy and completeness of information available from public sources. Without limiting the generality of the foregoing, no audit or review has been undertaken by an independent third party of the financial assumptions, data, results, calculations and forecasts contained, presented or referred to in this document. You should conduct your own independent investigation and assessment as to the validity of the information contained in this document and the economic, financial, regulatory, legal, taxation, stamp duty and accounting implications of that information.

Current Cash forecast